UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2011

SOUTHERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road	77056-5306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 989-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.  Amended and Restated Agreement and Plan of Merger

On July 4, 2011, Southern Union Company, a Delaware corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), and Sigma Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of ETE (“Merger Sub”).  The Amended Merger Agreement modifies certain terms of the Agreement and Plan of Merger entered into by the Company, ETE and Merger Sub on June 15, 2011 (the “Original Merger Agreement”).  The Amended Merger Agreement provides for the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Amended Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger.  As a result of the Merger, the Company will become a wholly-owned subsidiary of ETE.

As more fully explained below and in the Amended Merger Agreement, the consideration payable in the Merger (other than for shares owned by the Company, any direct or indirect wholly owned subsidiary of the Company and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will consist of a mixture of cash and Common Units of ETE (“ETE Common Units”) such that at the effective time of the Merger (the “Effective Time”) (i) at least 50%, and no more than 60%, of the shares of common stock of the Company issued and outstanding immediately prior to the Effective Time (“Outstanding Shares”) will be cancelled and converted into the right to receive cash in the amount of $40.00 per-Outstanding Share (subject to reduction of that amount of cash per-Outstanding Share, and supplementation with ETE Common Units, in the event that holders of more than 60% of the Outstanding Shares elect to receive cash) (“Cash Consideration”) and (ii) at least 40%, and no more than 50%, of the Outstanding Shares will be cancelled and converted into the right to receive 0.903 ETE Common Units per-Outstanding Share (subject to reduction of that number of ETE Common Units per-Outstanding Share, and supplementation with cash, in the event that holders of more than 50% of the Outstanding Shares elect to receive ETE Common Units) (“Equity Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

ETE has obtained committed financing from its banker, Credit Suisse, to pay the Cash Consideration in the Merger, and the consummation of the Merger is not subject to any financing contingency in favor of ETE.

A special committee composed of the independent members of the Company’s Board of Directors (the “Special Committee”) (i) unanimously approved the Amended Merger Agreement and the Merger; (ii) determined that the Amended Merger Agreement and the Merger are advisable, fair to and in the best interests of the Company and its stockholders; and (iii) recommended approval of the Merger Agreement and the Merger to the Company’s Board of Directors (the “Board”).  The Special Committee received an opinion from each of its financial advisors, Goldman, Sachs & Co. and Evercore Group, L.L.C., with respect to the fairness, from a financial point of view, to the Company and its stockholders, of the Merger Consideration to be received by the holders of the Company’s common stock in the Merger.  Acting upon the unanimous recommendation of the Special Committee, the Board has approved the Amended Merger Agreement and the Merger, determined that the Merger is in the best interest of the Company and its stockholders and resolved to recommend approval of the Amended Merger Agreement to the Company’s stockholders.

The Special Committee’s legal advisors in connection with the Merger are Sullivan & Cromwell LLP and Morris, Nichols, Arsht & Tunnell LLP, and the Company’s legal advisors in connection with the Merger are Locke Lord Bissell & Liddell LLP and Roberts & Holland LLP.

Election to Receive Cash Consideration or Equity Consideration

The Amended Merger Agreement provides for holders of Outstanding Shares to elect to receive either Cash Consideration (a “Cash Election”) or Equity Consideration (an “Equity Election”) comprised of the following:

•                  In the event that holders of at least 50% and not more than 60% of the Outstanding Shares make a Cash Election, the Cash Consideration will consist of $40.00 per-Outstanding Share and the Equity Consideration will consist of 0.903 ETE Common Units per-Outstanding Share.

•                  In the event that holders of more than 60% of the Outstanding Shares make a Cash Election, then the Equity Consideration will consist of 0.903 ETE Common Units per-Outstanding Share; however, the Cash Consideration will be capped so that (i) the amount of cash per-Outstanding Share to be received by holders making a Cash Election will be reduced (pro rata across all Outstanding Shares subject to a Cash Election), so that the total amount of cash ETE is required to pay in the Merger is equal to (A) the total number of Outstanding Shares, multiplied by (B) 60%, multiplied by (C) $40.00 (the per-Outstanding Share amount of the resulting cash reduction, the “Cash Reduction Amount”) and, (ii) in lieu of receiving the Cash Reduction Amount, each Outstanding Share subject to a Cash Election will receive a number of ETE Common Units with a value equal to the Cash Reduction Amount (with each ETE Common Unit being deemed to have a value of $44.2969 for such purpose).

•                  In the event that holders of more than 50% of the Outstanding Shares make an Equity Election, then the Cash Consideration will consist of $40.00 per-Outstanding Share; however, the Equity Consideration will be capped so that (i) the number of ETE Common Units per-Outstanding Share to be received by holders making an Equity Election will be reduced (pro rata across all Outstanding Shares subject to an Equity Election), so that the total number of ETE Common Units that ETE is required to issue in the Merger is equal to (A) the total number of Outstanding Shares multiplied by (B) 50%, multiplied by (C) 0.903 (the resulting reduction in the number of ETE Common Units into which each Outstanding Share is to be converted in the Merger, the “Equity Reduction Amount”) and, (ii) in lieu of receiving the Equity Reduction Amount, each Outstanding Share subject to an Equity Election will receive cash with the same value as the Equity Reduction Amount (with each ETE Common Unit being deemed to have a value of $44.2969 for purposes of determining the value of the Equity Reduction Amount).

Treatment of Equity-Based Awards

Pursuant to the Company’s equity incentive plans, individual award agreements and the terms of the Amended Merger Agreement, all stock options and stock appreciation rights outstanding immediately prior to the Effective Time will vest.  To the extent not exercised prior thereto, all unexercised options and stock appreciation rights will be cancelled immediately prior to the Effective Time.  Each stock option and stock appreciation right so cancelled which has an exercise price of less than $40.00 will be converted into the right to receive an amount in cash equal to $40.00 less (i) the applicable exercise price and (ii) any applicable deductions and withholdings required by law.

Shares of restricted stock for which restrictions have not otherwise lapsed or expired and are outstanding prior to the Effective Time will have their associated restrictions accelerate and expire  immediately prior to the Effective Time and the total number of shares of common stock of the Company subject to such restricted stock grant will be converted into the right to receive the Cash Consideration or the Equity Consideration (at the election of the individual holders thereof), less all deductions and withholdings required by law (such deduction to come first from any cash payable as part of the consideration for such restricted stock and then by reducing the number of ETE Common

Units otherwise payable as part of the consideration for such restricted stock (with the ETE Common Unit valued at the closing price thereof on the day prior to the closing of the Merger for this purpose)).

Each unvested award of restricted share units with respect to shares of common stock of the Company under a Company stock plan that is outstanding immediately prior to the Effective Time (a “Company RSU”) will fully vest, and each Company RSU will be converted into the right to receive a lump sum cash payment equal to $40.00 multiplied by the total number of shares underlying such Company RSU, less any applicable deductions and withholdings required by law.

The Merger Agreement

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the adoption of the Amended Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon (the “Stockholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder, (iii) receipt of the approvals of the Federal Energy Regulatory Commission, the Massachusetts Department of Public Utilities and the Missouri Public Service Commission, (iv) a registration statement relating to the ETE Common Units to be issued in the Merger having been declared effective by the Securities and Exchange Commission and (v) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Merger or making the consummation of the Merger illegal.  Under the Amended Merger Agreement, ETE is required to go to greater lengths to obtain anti-trust and regulatory approvals than it was under the Original Agreement.

The Company has made certain customary representations and warranties and covenants in the Amended Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval and (iii) the use of commercially reasonable efforts to cause the Merger to be consummated.

The Amended Merger Agreement provides that the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.  Notwithstanding those restrictions, prior to the receipt of Stockholder Approval, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Board has determined are or could reasonably be expected to lead to a Superior Offer if the Board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach by the Board of its fiduciary duties.  A “Superior Offer” is an acquisition proposal that the Board has determined is reasonably likely to be consummated and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger.  These provision are substantively unchanged from the corresponding provisions of the Original Merger Agreement.

The Amended Merger Agreement contains certain termination rights for the Company and ETE.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay ETE a termination fee of $162.5 million (a change from the tiered termination fee of $92.5 million and $135.0 million payable under the Original Merger Agreement).  In certain circumstances, upon termination of the Amended Merger Agreement, the Company or ETE may also be obligated to pay the other’s costs and expenses in an amount not to exceed $50 million (a change from $12.5 million in the Original Merger Agreement).

The foregoing description of the Amended Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Merger Agreement which is included as Exhibit 2.1 hereto and incorporated herein by reference.

The representations and warranties of the Company contained in the Amended Merger Agreement have been made solely for the benefit of ETE and the Merger Sub.  In addition, such representations and warranties (a) have been made only for purposes of the Amended Merger Agreement, (b) have been qualified by confidential disclosures made to ETE and the Merger Sub in connection with the Amended Merger Agreement, (c) are subject to materiality qualifications contained in the Amended Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Amended Merger Agreement or such other date as is specified in the Amended Merger Agreement and (e) may have been included in the Amended Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  In particular, the assertions embodied in the representations and warranties contained in the Amended Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Amended Merger Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Amended Merger Agreement.  Accordingly, the Amended Merger Agreement is included with this filing as Exhibit 2.1 hereto only to provide investors with information regarding the terms of the Amended Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Amended Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the SEC.

Termination of Consulting and Noncompetition Agreement

In connection with the Company’s entry into the Amended Merger Agreement, with the consent of ETE, each of Mr. George L. Lindemann, the Company’s Chairman and Chief Executive Officer, and Mr. Eric D. Herschmann, the Company’s Vice Chairman, President and Chief Operating Officer, terminated the Consulting Agreement and Non-Competition, Non-Solicitation and Confidentiality Agreement each had entered into with ETE on June 15, 2011.

The foregoing description of the termination of the Consulting Agreements and Non-Competition, Non-Solicitation and Confidentiality Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreements, which are attached as Exhibits 2.2, 2.3, 2.4 and 2.5 hereto and incorporated herein by reference.

Support Agreement

Concurrently with the execution of the Amended Merger Agreement, Mr. Lindemann, Mr. Herschmann, and members of Mr. Lindemann’s family, who directly or indirectly own approximately 16,744,285 shares of common stock of the Company (or 20,139,036 shares when including unvested options and shares of restricted stock which are not entitled to vote), representing approximately 13.43% of the shares outstanding and entitled to vote as of June 14, 2011, have entered into an Amended and Restated Support Agreement with ETE and Merger Sub (as amended and restated, the “Support Agreement”), which replaces and supersedes the support agreement previously entered into by those parties in connection with the execution of the Original Merger Agreement.  The Support Agreement provides, among other things, that such shareholders will vote their shares in favor of adoption of the Amended Merger Agreement unless there is a change of Board recommendation and that they will elect to receive Equity Consideration rather than Cash Consideration in the Merger (other than with respect to unexercised options which will be treated as described above).

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement which is included at Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 5, 2011, the Company and ETE issued a joint press release announcing their entry into the Amended Merger Agreement and related transactions.

A copy of the joint press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

Notice to Investors

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Southern Union Company, Attn:  Corporate Secretary, 5444 Westheimer Road, Houston, TX 77056, telephone: (713) 989-2000, or from the Company’s website, http://www.sug.com.

The Company and its respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the proxy statement and other relevant materials which may be filed with the

SEC in connection with the Merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.  Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of stockholders.

Statement on Cautionary Factors

Certain statements made in this report that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties.  These forward-looking statements include references to our announced transaction with ETE.  Forward-looking statements are only predictions and are not guarantees of performance.  These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.  The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement.  Many of these factors are beyond our ability to control or predict.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Merger; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties discussed in documents filed with the SEC by the Company and the proxy statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of June 15, 2011, as Amended and Restated as of July 4, 2011, by and between the Southern Union Company, Energy Transfer Equity, L.P. and Sigma Acquisition Corporation (including Amended and Restated Support Agreement, dated as of July 4, 2011, by and between Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain shareholders of Southern Union Company)

2.2	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann
2.3	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann
2.4	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann
2.5	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann

Exhibit No.	Description

99.1**	Joint Press Release issued by Southern Union Company and Energy Transfer Equity, L.P. on July 5, 2011.

*                 Disclosure schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K.  Southern Union Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

**          In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN UNION COMPANY

July 5, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of June 15, 2011, as Amended and Restated as of July 4, 2011, by and between the Southern Union Company, Energy Transfer Equity, L.P. and Sigma Acquisition Corporation (including Support Agreement by and between Energy Transfer Equity, L.P., Sigma Acquisition Corporation and certain shareholders of Southern Union Company)

2.2	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann
2.3	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann
2.4	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and George L. Lindemann
2.5	Termination Agreement dated as of July 4, 2011, by and among Southern Union Company, Energy Transfer Equity, L.P. and Eric D. Herschmann
99.1**	Joint Press Release issued by Southern Union Company and Energy Transfer Equity, L.P. on July 5, 2011.

*                 Disclosure schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K.  Southern Union Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

**          In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.